Exhibit 24

P O W E R   O F   A T T O R N E Y

We, the undersigned, hereby constitute Charles W. Cramb and Richard K. Willard, or either of them, our true and lawful attorneys with full power to sign for us in our name and in the capacity indicated below, the Annual Report on Form 10-K pursuant to Section 13 of the Securities Exchange Act of 1934, filed for the Company with the Securities and Exchange Commission for the year ended December 31, 2004, and any and all amendments and supplements thereto, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to said Report and to any and all amendments and supplements to said Report.

WITNESS Our Hand and Seal on the Date set forth below.

SIGNATURES	TITLE	DATE

/s/ JAMES M. KILTS James M. Kilts	Chairman of the Board of Directors, Chief Executive Officer, President, and Director	March 10, 2005

/s/ EDWARD F. DEGRAAN Edward F. DeGraan	Vice Chairman of the Board of Directors and Director	March 10, 2005

/s/ CHARLES W. CRAMB Charles W. Cramb	Senior Vice President and Chief Financial Officer	March 10, 2005

/s/ JOSEPH J. SCHENA Joseph J. Schena	Vice President, Controller, and Principal Accounting Officer	March 10, 2005

/s/ ROGER K. DEROMEDI Roger K. Deromedi	Director	March 10, 2005

/s/ WILBUR H. GANTZ Wilbur H. Gantz	Director	March 10, 2005

/s/ MICHAEL B. GIFFORD Michael B. Gifford	Director	March 10, 2005

/s/ RAY J. GROVES Ray J. Groves	Director	March 10, 2005

/s/ DENNIS F. HIGHTOWER Dennis F. Hightower	Director	March 10, 2005

/s/ HERBERT H. JACOBI Herbert H. Jacobi	Director	March 10, 2005

/s/ NANCY J. KARCH Nancy J. Karch	Director	March 10, 2005

/s/ FRED H. LANGHAMMER Fred H. Langhammer	Director	March 10, 2005

/s/ JORGE PAULO LEMANN Jorge Paulo Lemann	Director	March 10, 2005

/s/ MARJORIE M. YANG Marjorie M. Yang	Director	March 10, 2005

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